UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	May 15, 2026

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2026 annual meeting of stockholders on May 15, 2026 (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the Company’s stockholders voted on:

•the election of seven directors of the Company to serve for a term of one year or until their successors have been duly elected and qualified;

•the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.

(b) The final voting results with respect to each proposal are set forth below.

1.    Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Candace H. Duncan	39,560,102	1,073,844	26,788	1,218,375
Gretchen R. Haggerty	39,710,512	911,027	39,195	1,218,375
Andrew A. Krakauer	39,550,678	1,069,817	40,239	1,218,375
Neena M. Patil	39,696,958	915,030	48,746	1,218,375
Stuart A. Randle	40,124,886	496,708	39,140	1,218,375
Jaewon Ryu	39,747,124	893,767	19,843	1,218,375
Michael J. Tokich	40,355,298	239,994	65,442	1,218,375
2.    Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
38,990,583	1,632,219	37,932	1,218,375

3.    Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
40,460,649	1,363,926	54,534	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	TELEFLEX INCORPORATED By: /s/ Daniel V. Logue Name: Daniel V. Logue Title: Corporate Vice President, General Counsel and Secretary